Registration No. 333-293717

As filed with the Securities and Exchange Commission on June 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRINITY BIOTECH PLC

 (Exact name of registrant as specified in its charter)

Ireland	2835	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

IDA Business Park

Bray, County Wicklow,

A98 H5C8,

Ireland

+353 1 276 9800

(Address and telephone number of registrant's principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel. (302) 738-6680

 (Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven J. Glusband, Esq. Mary Brown, Esq. Carter Ledyard & Milburn LLP 28 Liberty Street New York, New York 10005 (212) 732-3200	David Jones, Esq. Thomas Burke, Esq. Matheson LLP 70 Sir John Rogerson's Quay Dublin 2 Ireland +353 1 232 2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-293717) (the “Registration Statement”), of Trinity Biotech plc (the “Company”), as originally declared effective by the Securities and Exchange Commission on March 3, 2026, is being filed pursuant to the undertakings in the Registration Statement to update the information in the Registration Statement to reflect the Company’s results for the fiscal year ended December 31, 2025.

A final prospectus relating to the offering was filed pursuant to Rule 424(b)(3) on March 4, 2026, and this Post-Effective Amendment No. 1 also updates certain information in the prospectus relating to the offer and resale of ADSs by the Selling Securityholder.

The information included in this filing amends the Registration Statement and the prospectus contained therein. As of the date hereof, 30,610,740 ordinary shares, represented by 1,530,537 ADSs, registered on the Registration Statement, have been sold by the Selling Securityholder. The remaining 675,048,580 ordinary shares, represented by 33,752,429 ADSs, are the only securities being registered under this Post-Effective Amendment No. 1. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 4, 2026

TRINITY BIOTECH PLC

Secondary offering of up to

33,752,429 American Depositary Shares

representing

675,048,580 Ordinary Shares

On February 24, 2026, Trinity Biotech PLC (the “Company”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD. (the “Investor”), pursuant to which the Company may, at its option, sell to the Investor up to $25 million in aggregate gross purchase price (the “Commitment Amount”) of American Depositary Shares (“ADSs”), each representing 20 Class A Ordinary Shares of the Company, with a nominal value of $0.0001 per share (the “ordinary shares”). In consideration for entering into the Purchase Agreement, the Company paid the Investor a structuring fee of $35,000 and has caused the depositary of the ADSs to deliver 175,537 ADSs (the “Commitment ADS”) to the Investor. The ADSs that may be sold to the Investor pursuant to the Purchase Agreement will be sold at a price per ADS equal to (a) in the event the Company elects a three Trading Day (as defined in the Purchase Agreement) pricing period, 0.97 multiplied by the lowest daily volume-weighted average price (“VWAP”) of the ADSs during that pricing period, and (b) in the event the Company elects a one Trading Day pricing period, 0.95 multiplied by the VWAP of the ADSs during the pricing period. The Investor is also referred to herein as the “Selling Securityholder.”

This Registration Statement and the related prospectus, as they may be amended or supplemented from time to time, relate to the offer and resale by the Selling Securityholder from time to time of the ordinary shares represented by up to 33,752,429  ADSs pursuant to the Purchase Agreement.  As of the date of this prospectus, the Selling Securityholder has sold an aggregate of 1,530,537 ADSs, including all 175,537 Commitment ADSs and may from time to time offer and resell the remaining ADSs that may be issued pursuant to the Purchase Agreement and are registered hereby.

ADSs representing our ordinary shares are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “TRIB.”  On June 3, 2026, the closing price of an ADS on Nasdaq was $0.7009. The Selling Securityholder may sell the ADSs offered by it as described in this Prospectus from time to time. We will not receive any proceeds from the sale of ADSs by the Selling Securityholder. We will bear all costs, expenses and fees in connection with the registration of ordinary shares represented by the Selling Securityholder’s ADSs. The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of their ordinary shares.

INVESTING IN THE ADSs INVOLVES A HIGH DEGREE OF RISK.  BEFORE BUYING ANY SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 4, 2026.

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Unless expressly stated otherwise, in this prospectus, references to “we”, “us” or “Trinity Biotech” shall mean Trinity Biotech plc and its world-wide subsidiaries, collectively.  References to the “Company” shall mean Trinity Biotech plc. All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “Euro” or “€” are to European Union Euro.

You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.  We have not authorized any dealer, salesperson or other person to give any information or to make any representation and you should not rely upon any information or representation not contained or incorporated by reference in this prospectus.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy ADSs, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy ADSs in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or ADS is sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus is not intended to be and is not a prospectus for purposes of: (i) Regulation (EU) 2017/1129 of the European Parliament and of the Council; or (ii) the European Union (Prospectus) Regulations of Ireland 2019; or (iii) the Public Offers and Admissions to Trading Regulations 2024 of the United Kingdom. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to European prospectus law or the UK prospectus law. This document has been prepared on the basis that any offer of shares in any relevant European Economic Area member state or the United Kingdom will be made pursuant to an exemption under European prospectus law and the UK prospectus law from the requirement to publish a prospectus for offers of shares and does not constitute an offer or solicitation to anyone to purchase shares in any jurisdiction in which such an offer or solicitation is not authorized nor to any person to whom it is unlawful to make such an offer or solicitation. This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the European Prospectus Regulation, or the UK prospectus law, as applicable. Any representation to the contrary is a criminal offense.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipate,” “estimate,” “plan,” “project,” “potential,” “predict,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “will,” “would,” “could” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements about:

• the development of future products;

• the potential attributes and benefit of our products and their competitive position;

• our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

• our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

• statements of our plans and objectives;

• our ability to acquire or in-license new product candidates;

• potential strategic relationships;

• the duration of our patent portfolio;

• the capabilities of our business operations;

• expected future economic performance;

• competition in our market; and

• assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

• our substantial indebtedness, which could impair our flexibility and access to capital and adversely affect our financial position;

• our ability to generate or raise sufficient funds to repay our debt as it becomes due and to continue as a going concern;

• our continued listing on the Nasdaq Global Select Market;

• pandemics or other public health emergencies, including ongoing effects of the COVID-19 pandemic;

• the occurrence of hostilities and political instability, including hostilities between Russia and Ukraine and between Hamas and Israel, and recent hostilities in the Middle East involving the United States, Israel, Iran and other countries, resulting volatility and other effects on global economic conditions;

• changes in customer demand;

• our ability to successfully develop and commercialize new products, including our new biosensor related products, including our continuous glucose monitoring (“CGM”) product;

• recalls of our products or liability claims in connection with our products and services and the cost and reputational harm associated with such recalls or claims and with any voluntary corrective actions or regulatory agency enforcement actions;

• delays or failures in our clinical trials and failure to maintain regulatory approvals and clearances to manufacture, market and distribute our products;

• interruptions in production at our principal manufacturing facilities, our third-party manufacturing facilities or our supplier;

• the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones;

• developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

• security breaches, cybersecurity attacks and other significant disruptions;

• natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our business and facilities;

• strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and

• our ability to obtain and protect rights to the intellectual property necessary for the conduct of our business and the potential costs of enforcing or defending those rights.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” on page 4 of this prospectus and on page 3 of our annual report on Form 20-F for the year ended December 31, 2025 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are incorporated by reference in this prospectus. Unless otherwise indicated herein or the context otherwise requires, the terms “Trinity Biotech,” the “Company,” “we,” “us” “our” refer to Trinity Biotech plc and its consolidated subsidiaries.

Our Company

We are a commercial stage biotechnology company focused on diabetes management solutions and human diagnostics, including wearable biosensors. We develop, acquire, manufacture and market diagnostic systems, including both reagents and instrumentation, for the point-of-care and clinical laboratory segments of the diagnostic market and have recently entered the wearable biosensor industry, with the acquisition of the biosensor assets of Waveform Technologies Inc. and intend to develop a range of biosensor devices and related services, starting with a continuous glucose monitoring product. Our products are used to detect infectious diseases and to quantify the level of Haemoglobin A1c and other chemistry parameters in serum, plasma and whole blood. We sell our products directly in the United States and Brazil and in the United Kingdom, Germany and France and through a network of international distributors and strategic partners in approximately 100 countries worldwide.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F and any updates in our Reports of Foreign Private Issuer on Form 6-K, to the extent that they are incorporated herein by reference.

Corporate Information

Trinity Biotech plc was incorporated as a private limited company registered in Ireland in January 1992 and subsequently re-registered as a public limited company (“plc”) in July 1992. We commenced operations in 1992 and, in October 1992, completed an initial public offering of our securities in the United States. Our principal offices are located at IDA Business Park, Bray, County Wicklow, Ireland and our telephone number is +353 1276 9800. Our North American headquarters is based at 2823 Girts Rd., Jamestown, NY 14701, United States. Our website is www.trinitybiotech.com. The information on our website is not incorporated by reference herein.

THE OFFERING

ADSs offered by the Selling Securityholder	33,752,429 ADSs (each ADS represents 20 ordinary shares).

Ordinary shares outstanding before the sale by the Selling Securityholder*

405,017,380 ordinary shares (including the ordinary shares represented by the Commitment ADSs and all ordinary shares represented by ADSs sold pursuant to the Purchase Agreement through the date hereof).

Ordinary shares outstanding after sale by the Selling Securityholder*	1,080,065,960 ordinary shares, assuming the sale and issuance of 675,048,580 additional ordinary shares to the Selling Securityholder pursuant to the Purchase Agreement.

Purchase Price of ADSs under the Purchase Agreement

Under the Purchase Agreement, the Selling Securityholder will pay to us a purchase price per ADS equal to (a) in the event we elect a three Trading Day (as defined in the Purchase Agreement) pricing period, 0.97 multiplied by the lowest daily volume-weighted average price (“VWAP”) of the ADSs during that pricing period, and (b) in the event we elect a one Trading Day pricing period, 0.95 multiplied by the VWAP of the ADSs during the pricing period.

Use of proceeds

We will not receive any proceeds from the sale of the ADSs offered hereby. However, we may receive gross proceeds of up to $25 million, in aggregate, from the sale of the ADSs that we elect to make to the Selling Securityholder under the Purchase Agreement, although the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of ADSs we sell under the Purchase Agreement and market prices at the times of such sales. Through the date hereof, we have sold 1,355,000 ADSs pursuant to the Purchase Agreement, for aggregate gross proceeds of $859,270. We did not receive any cash proceeds from the issuance of the Commitment ADS to the Selling Securityholder under the Purchase Agreement. We intend to use any proceeds from the Selling Securityholder that we receive under the Purchase Agreement for operating expenses, working capital, strategic and general corporate purposes. See the section of this prospectus titled “Use of Proceeds” for more information.

Nasdaq symbol	“TRIB”

Risk Factors

Prospective investors should carefully consider the Risk Factors beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of certain factors that should be considered before buying the ADSs offered hereby.

________

*Excludes: 40,017,505 ordinary shares issuable upon exercise of outstanding options at exercise prices that range from US$0.12 to US$1.10 per ordinary share; 66,200,000 ordinary shares represented by ADSs issuable upon the exercise of outstanding warrants; 24,691,358 ordinary shares  represented by ADSs issuable upon conversion of the $20 million convertible note held by MiCo IVD Holdings, LLC, with an ADS conversion price of $16.20 per ADS; and up to 3,359,019,957 ordinary shares represented by ADSs issuable upon conversion of a convertible note and obligations under a conversion rights agreement of funds affiliated with Perceptive Advisors, calculated assuming the minimum conversion price of $0.5061.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the Commission, as revised or supplemented by our reports subsequently filed after the date hereof with the Commission and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to the Offering

It is not possible to predict the actual number of ADSs we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain conditions in the Purchase Agreement, the ADSs that may be issued under the Purchase Agreement may be sold by us to the Selling Securityholder at our discretion from time to time.

Although we generally have the right to control the timing and amount of any sales of our ADSs to the Selling Securityholder under the Purchase Agreement, our determination to make the sales will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Securityholder all or some of the maximum amount of ADSs we are permitted by the Purchase Agreement to sell, or we may decide to sell no additional ADSs under the Purchase Agreement. The number of our ADSs ultimately offered for sale by the Selling Securityholder under this prospectus is dependent upon the number of ADSs we ultimately sell to the Selling Securityholder under the Purchase Agreement.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of ADSs could cause substantial dilution to our shareholders.

Because the purchase price per ADS to be paid by the Selling Securityholder for the ADSs that we may elect to sell under the Purchase Agreement will fluctuate based on the market prices of our ADSs, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ADSs that we will sell to the Selling Securityholder under the Purchase Agreement, the purchase price per ADS that the Selling Securityholder will pay for those ADSs, or the aggregate gross proceeds that we will receive from those purchases.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold to the Selling Securityholder. If and when we do elect to sell ADSs to the Selling Securityholder pursuant to the Purchase Agreement, after the Selling Securityholder has acquired such ADSs, the Selling Securityholder may resell all, some or none of such ADSs at any time or from time to time in its discretion and at different prices. As a result, investors who purchase ADSs from the Selling Securityholder in this offering at different times will likely pay different prices for those ADSs, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ADSs they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their ADSs in this offering.

Sales of our ADSs to the Selling Securityholder may cause substantial dilution to our existing shareholders, the sale of the ADS acquired by the Selling Securityholder could cause the price of our ADSs to decline, and the actual number of ADSs we will sell under the Purchase Agreement, at any one time or in total, is uncertain.

This registration statement relates to the resale by the Selling Securityholder from time to time of ADSs that we may sell to the Selling Securityholder from time to time pursuant to the Purchase Agreement. Subject to other limitations and restrictions, the Purchase Agreement permits us to sell up to $25,000,000 of ADS, in the aggregate, to the Selling Securityholder through February 24, 2029. Through the date hereof, we have sold 1,355,000 ADSs pursuant to the Purchase Agreement, for an aggregate purchase price of $859,270. The number of ADSs ultimately offered for sale by the Selling Securityholder under this prospectus is dependent upon the number of ADSs we elect to sell to the Selling Securityholder under the Purchase Agreement.

Depending upon market liquidity at the time, sales of ADSs under the Purchase Agreement may cause the trading price of our ADSs to decline. After the Selling Securityholder has acquired ADSs under the Purchase Agreement, it may sell all, some or none of those ADSs. Sales to the Selling Securityholder by us pursuant to the Purchase Agreement may result in substantial dilution to the interests of other holders of our ADSs and ordinary shares. The sale of a substantial number of ADSs by the Selling Securityholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our ADSs to the Selling Securityholder, and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on the Selling Securityholder as a source of funding will depend on a number of factors, including the prevailing market price of our ADSs and the extent to which we are able to secure working capital from other sources.

Future sales of ADSs or other securities, or exercise or conversion of outstanding convertible instruments, might result in significant dilution and could cause the price of our ADSs to decline.

To raise capital, we may sell our ADS, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. Moreover, we have already issued a substantial number of warrants and other convertible instruments, including warrants for the exercise of up to 66,200,000 ordinary shares, and up to 3,359,019,957 ordinary shares represented by ADSs issuable pursuant to the convertible note and conversion rights agreement with funds affiliated with Perceptive Advisors (the “Perceptive Conversion Documents”). Any exercise or conversion of outstanding warrants and other convertible instruments, or sales of additional shares, will dilute our shareholders.

Sales of a substantial number of ADSs in the public market, including resales by holders of our warrants and other convertible instruments, or the perception that these sales might occur, could depress the market price of our ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ADSs.

USE OF PROCEEDS

This prospectus relates ADSs that may be offered and sold from time to time by the Selling Securityholder. We will not receive any proceeds from the sale of ADSs by the Selling Securityholder.

We may receive up to $25 million in total gross proceeds from the sale of the ADSs that we elect to make to the Selling Securityholder pursuant to the Purchase Agreement. Through the date hereof, we have sold 1,355,000 ADSs pursuant to the Purchase Agreement, for aggregate gross proceeds of $859,270. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of ADSs that we choose to sell, our ability to meet the conditions to purchases set forth in the Purchase Agreement, market conditions and the trading price of our ADSs, among other factors. We currently intend to use any proceeds from the Selling Securityholder that we receive under the Purchase Agreement for operating expenses, working capital, strategic and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our ADSs pursuant to the Purchase Agreement. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this offering.

The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the ADSs. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares represented by the ADSs covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Securityholder and our independent registered public accountants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2025 as derived from our financial statements, which are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. The table below presents our capitalization and indebtedness (1) on an actual basis and (2) on an as adjusted basis, to give effect to an additional $2,500,000 of term loan borrowing and the capitalization of certain paid-in-kind interest payments for interest periods from January 2026 to April 2026, in each case pursuant to the Limited Waiver and Second Amendment to the Company’s Sixth Amended and Restated Credit Agreement and Guaranty, dated as of April 30, 2026.

	December 31, 2025
(All figures in thousands of U.S. dollars, except for share amounts)	Actual	As Adjusted
Cash and cash equivalents	5,138	7,638
Debt
Exchangeable Notes	210	210
MiCo Convertible Note	16,330	16,330
Senior Secured Term Loan	108,015	114,380
Total debt	124,555	130,920
Equity
Ordinary shares, par value $0.0001 per share	40	40
Share Premium	63,800	63,800
Treasury shares	(24,922)	(24,922)
Equity component of MiCo Convertible Note	6,709	6,709
Reserves	(1,440)	(1,440)
Accumulated deficit	(116,169)	(116,169)
Total shareholders’ equity	(71,982)	(71,982)
Total capitalization	52,573	58,938

The number of ordinary shares in the table above excludes: 40,017,505 ordinary shares issuable upon exercise of outstanding options at exercise prices that range from US$0.12 to US$1.10 per ordinary share; 66,200,000 ordinary shares represented by ADSs issuable upon the exercise of outstanding warrants; 24,691,358 ordinary shares represented by ADSs issuable upon conversion of the $20 million convertible note held by MiCo IDV Holdings, LLC, with an ADS conversion price of $16.20 per ADS; and 3,359,019,957 ordinary shares represented by ADSs issuable upon conversion of the Perceptive Conversion Documents, assuming the minimum conversion price of $0.5061.

SELLING SECURITYHOLDER

We are registering the ordinary shares represented by the ADSs referred to in this prospectus pursuant to the provisions of the Purchase Agreement we entered into with YA II PN, LTD. on February 24, 2026 in order to permit the Selling Securityholder to offer the ordinary shares represented by the ADSs referred to in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and as set forth elsewhere in this prospectus, YA II PN, LTD. has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means YA II PN, LTD.

The table below presents information regarding the Selling Securityholder and our ordinary shares represented by ADSs that may be resold by the Selling Securityholder from time to time under this prospectus.  This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of May 31, 2026.  The number of shares in the column “Maximum Number of Shares to be Offered Pursuant to this Prospectus” represents all of our ordinary shares represented by ADSs being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the ADSs being offered for resale in this offering.  We do not know how long the Selling Securityholder will hold the ADSs before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our ordinary shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act, and includes the ordinary shares with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of our ordinary shares beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 405,017,380 our ordinary shares outstanding on May 31, 2026. Because the purchase price to be paid by the Selling Securityholder for our ADSs, that we may elect to sell to the Selling Securityholder from time to time under the Purchase Agreement will be determined at the end of the applicable pricing therefor, the actual number of our ADSs that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of ADSs being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of our ADSs being offered for resale pursuant to this prospectus.

Name of Selling Securityholder	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares (represented by ADSs) to be Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering(2)
	Number(1)	Percent		Number	Percent
YA II PN, LTD.(3)	--	*	675,048,580	--	--

 ________

*   Less than 1.0%

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of ordinary shares beneficially owned prior to the offering all of the ordinary shares represented by ADSs that YA II PN, LTD. may be required to purchase under the Purchase Agreement, because the issuance of such ADSs is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of YA II PN, LTD.’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, purchases of the ADSs under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any ADSs to YA II PN, LTD. to the extent such ADSs, when aggregated with all other shares then beneficially owned by YA II PN, LTD., would cause YA II PN, LTD.’s beneficial ownership of ordinary shares to exceed the 4.99% Beneficial Ownership Limitation.

(2) Assumes the sale of all the ADSs being offered for resale pursuant to this prospectus.

(3) YA II PN, Ltd. is a Cayman Islands exempt company. All investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

On February 24, 2026, we entered into the Purchase Agreement with the Selling Securityholder. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Selling Securityholder is committed to purchase up to $25 million in ADSs during the Commitment Period. From time to time, and at our sole discretion, we may present the Selling Securityholder with Advance Notices (as defined in the Purchase Agreement) to purchase our ADSs. The ADSs would be purchased pursuant to the Purchase Agreement at a price per ADS equal to (a) in the event we elect a three Trading Day (as defined in the Purchase Agreement) pricing period, 0.97 multiplied by the lowest daily volume-weighted average price (“VWAP”) of the ADSs during that pricing period, and (b) in the event we elect a one Trading Day pricing period, 0.95 multiplied by the VWAP of the ADSs during the pricing period as set forth in the Purchase Agreement.

The ADSs offered by this prospectus are being offered by the Selling Securityholder. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Purchase Agreement to provide customary indemnification to the Selling Securityholder.

It is possible that our ADSs may be sold from time to time by the Selling Securityholder in one or more of the following manners:

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• to a broker-dealer as principal and resale by the broker-dealer for its account;

• through brokers, dealers, or underwriters who may act solely as agents;

• “at the market” into an existing market for our ADSs;

• in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

• in privately negotiated transactions; or

• a combination of any such methods of sale.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Though we have been advised by the Selling Securityholder and the Selling Securityholder represents in the Purchase Agreement, that the Selling Securityholder is purchasing our shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of our shares by the Selling Securityholder and any discounts, commissions or concessions received by the Selling Securityholder are deemed to be underwriting discounts and commissions under the Securities Act.

Based on the information provided to us by the Selling Securityholder, (a) the Selling Securityholder is not a registered broker-dealer, (b) the Selling Securityholder is affiliated with a registered broker-dealer, (c) the Selling Securityholder acquired the securities in the ordinary course of business and had no agreement or understanding, directly or indirectly, with any person to distribute such securities, and (d) the Selling Securityholder may affect resales through its broker-dealer affiliate, which may receive customary commissions and fees.

The Selling Securityholder has informed us that it intends to use one or more registered broker-dealers, which may include an affiliate of the Selling Securityholder, to effectuate all sales of our shares that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer including any affiliate of the Selling Securityholder may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder has informed us that each such broker-dealer may receive commissions from the Selling Securityholder for executing such sales for the Selling Securityholder and, if so, such commissions will not exceed customary brokerage commissions. Any affiliated broker-dealer that may participate in the distribution of shares pursuant to this prospectus will do so in compliance with the provisions of Regulation M under the Exchange Act, and, to the extent applicable, FINRA Rule 5121.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our ADSs covered by this prospectus by the Selling Securityholder. We estimate that our total expenses for the offering will be approximately $50,000. As consideration for its irrevocable commitment to purchase our ADSs under the Purchase Agreement, we paid a commitment fee to the Selling Securityholder, payable by the issuance of 175,537 ADSs. We also paid a $35,000 structuring fee to an affiliate of the Selling Securityholder in connection with entry into the Purchase Agreement.

We also agreed to pay Lucid Capital Markets (“Lucid”) a cash fee of 3.75% of the gross proceeds received from each sale that we elect to make pursuant to the Purchase Agreement. We also agreed to reimburse Lucid for its reasonable and documented out-of-pocket costs and expenses in connection with the offering.

This offering will terminate on the date that all ADSs offered by this prospectus have been sold by the Selling Securityholder.

ADSs representing our ordinary shares are currently listed on Nasdaq under the symbol “TRIB”.

DESCRIPTION OF OUR ADSs

The primary trading market for our ADSs is the Nasdaq Global Select Market, where our ADSs are listed and traded under the symbol “TRIB”. The ratio of ADSs to underlying ordinary shares is 1 ADS : 20 ordinary shares. The Bank of New York Mellon is the depositary for the ADSs pursuant to the deposit agreement filed with the Commission on January 27, 2026 as an exhibit to our Form F-6, registration no. 333-292980.

Descriptions of our ordinary shares and ADSs can be found in our Annual Report on Form 20-F for the year ended December 31, 2025, which descriptions are incorporated herein by reference.

TAXATION

A description of taxation affecting our ADSs can be found in our Annual Report on Form 20-F for the year ended December 31, 2025, which description is incorporated herein by reference.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Puglisi & Associates; 850 Library Avenue, Suite 204; Newark, Delaware 19711. We have agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

EXPENSES

The following is a statement of the expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All amounts shown are estimates except for the Commission registration fee.

Commission registration fee	$3,537.49
EDGAR and printing fees	$2,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Miscellaneous	$4,462.51
Total	$50,000

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Irish law has been passed upon for us by Matheson LLP. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Carter Ledyard & Milburn LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. You may also read all or any portion of the registration statement and certain other filings made with the Securities and Exchange Commission on our website at www.trinitybiotech.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Ireland, filed with and made public by any stock exchange or distributed by us to our shareholders.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-22320).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 (the “Annual Report”).
●	Our report of foreign private issuer on Form 6-K (including exhibits thereto) filed with the SEC on May 6, 2026.
●	The description of our ADSs contained in the Annual Report.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Trinity Biotech plc, IDA Business Park, Bray, County Wicklow, Ireland, Attn: Corporate Secretary, telephone number +(353) 1 276 9800. You may also obtain information about us by visiting our website at www.trinitybiotech.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

We are an Irish company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Irish experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be recognized or enforceable in Ireland.

A judgment of the U.S. courts will be enforced by the Irish courts, by way of separate action in Ireland, if the following general requirements are met: (i) the judgment is for a debt or a definite sum of money; (ii) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (iii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. If the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements in certain circumstances, including: (a) if the judgment was impeached by fraud; (b) if the process and decision of the U.S. courts were contrary to natural or constitutional justice under the laws of Ireland and if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; or (c) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland or constitute the enforcement of a judgment of a penal or taxation nature.  An application to the Irish courts for the enforcement in Ireland of a judgement of the U.S. courts which meets the above requirements may also be successfully opposed if it can be demonstrated that: (a) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Irish Superior Courts Rules; (b) there is no practical benefit to the party in whose favor the foreign judgment is made in seeking to have that judgment enforced in Ireland, or (c) the judgment is not consistent with a judgment of an Irish court in respect of the same matter.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan arising out of this offering or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

TRINITY BIOTECH PLC

Secondary offering of up to

33,752,429 American Depositary Shares

representing

675,048,580 Ordinary Shares

PRELIMINARY PROSPECTUS

June 4, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The registrant’s constitution provides that every director and other executive officer of the registrant (other than an auditor) shall be indemnified out of the assets of the registrant against any liability incurred by them in defending any proceedings, whether civil or criminal, in relation to their acts or omissions while acting in such office in which judgment is given in their favor or in which they are acquitted or in connection with any application in which relief is granted to them by the court. We have entered into indemnification agreements with directors and senior management. Each such indemnification agreement provides the director or office holder with indemnification permitted under applicable law and to the extent that these liabilities are not covered by directors’ and officers’ insurance.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth certain information with respect to all unregistered securities which we have sold during the last three years (as adjusted to give effect to the change in the ratio of the ADSs representing our ordinary shares from one ADS representing four ordinary shares to one ADS representing 20 ordinary shares (the same effect as a one-for-five reverse ADS split) which went into effect on February 21, 2024):

On January 30, 2024, the Company issued (i) to Perceptive Credit Holdings II, L.P (“Perceptive II”), ADSs, representing 36,000,000 ordinary shares, as partial consideration for the acquisition of the biosensor assets of Waveform Technologies Inc. (the “Waveform Acquisition”), (ii) to Perceptive Credit Holdings III, L.P. (“Perceptive III”), warrants exercisable for ADSs representing 10,000,000 ordinary shares, with an exercise price of $2.20 per ADS, as consideration in connection with the amendment and restatement of the Company’s Credit Agreement and (iii) to a former vendor to a predecessor of Waveform Technologies, Inc., warrants exercisable for ADSs representing 1,200,000 ordinary shares, in consideration for a general release of any claims.

On September 24, 2024, the Company issued 270,277 ADSs as part of the purchase consideration in connection with its acquisition of all of the equity interests of Metabolomic Diagnostics Limited.

On October 21, 2024, the Company issued 1,399,985 ADSs as purchase consideration to acquire a 12.5% equity stake in Novus Diagnostic.

On October 10, 2024, the Company issued 361,892 ADSs to Native Design Limited as payment for services pursuant to a design services agreement. October 10, 2024 the Company also issued 650,000 ADSs to Craig Hallum as consideration for services pursuant to an advisory agreement.

On October 23, 2024, the Company issued 1,730,603 ADSs as consideration for the acquisition of all of the equity interests of EpiCapture Limited.

On December 23, 2024, the Company issued (i) to Perceptive III, warrants exercisable for ADSs representing up to 20.0 million ordinary shares in connection with the third amendment and restatement of the Company’s Credit Agreement, and (ii) to Perceptive II, warrants exercisable for ADSs representing up to 10.0 million ordinary shares in connection with the extension of a deferred consideration payment related to the Waveform Acquisition. Those warrants were issued with an exercise price of $0.80 per ADS, and Perceptive II’s and Perceptive III’s existing warrants were amended to change the exercise price to $0.80.

On August 7, 2025, the Company issued to Perceptive III, warrants exercisable for ADSs representing up to 15.0 million ordinary shares in connection with the sixth amendment and restatement of the Company’s Credit Agreement. Those warrants were issued with an exercise price of $0.86 per ADS.

On December 22, 2025, we issued a convertible promissory note (the “Convertible Note”) evidencing the outstanding obligations at the time under the Company’s Sixth Amended and Restated Credit Agreement, as amended, including by the second amendment, dated as of December 22, 2025. The Convertible Note provides that the holder may, at any time and from time to time, convert up to $60,000,000 aggregate principal amount of the Convertible Note (the “Conversion Note Obligations”) into ADSs at a conversion price of 97% of the volume weighted average price (“VWAP”) of the ADSs at the time of each such conversion, subject to a floor price of $1.03 (the “Conversion Price”) and a 9.9% cap on the beneficial ownership of the holder and its affiliates in the Company. In addition, on December 22, 2025, we entered into a conversion rights agreement pursuant to which we agreed to permit $12,500,000 of payment obligation we owed to a Perceptive fund to be satisfied, at the fund’s election, by converting those obligations  (in whole or in part) into ADSs from time to time at the Conversion Price, also subject to the 9.9% beneficial ownership cap.

We believe that each of the above issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit	Description
3.1	Amended Constitution of Trinity Biotech plc (included as Exhibit 99.1 to our Report on Form 6-K filed with the Commission on October 23, 2025 and incorporated herein by reference).
3.2

Form of Deposit Agreement dated as of October 21, 1992, as amended and restated as of January 15, 2004, among Trinity Biotech plc, The Bank of New York Mellon as Depositary, and all Owners and holders from time to time of American Depositary Receipts issued thereunder (included as Exhibit 1 to Form F-6 (File No. 333-111946), filed with the Commission on January 15, 2004).

4.1	Form of American Depositary Receipt (incorporated by reference to the Rule 424(b)(3) prospectus filed on February 20, 2024).
5.1	Opinion of Matheson LLP (including consent)
10.1

Trinity Biotech plc Employee Share Option Plan 2017 and Trinity Biotech Share Option Plan 2020 (included as Exhibit 4.3 and 4.4 to our Registration Statement on Form S-8, filed on February 12, 2021 and incorporated herein by reference).

10.2	Trinity Biotech plc Employee Share Option Plan 2013 (included as Exhibit 4.1 to our Registration Statement on Form S-8 filed on April 11, 2014 and incorporated herein by reference).
10.3	Trinity Biotech plc Employee Share Option Plan 2011 (included as Exhibit 4 to our Registration Statement on Form S-8 filed on June 22, 2012 and incorporated herein by reference).
10.4

Lease agreement dated as of October 18, 2004 between Ronan O’Caoimh and Jim Walsh with Trinity Biotech Manufacturing Limited in respect of office premises in Bray, County Wicklow, Ireland (included as Exhibit 4b.1 to our Annual Report on Form 20-F filed on March 31, 2006 and incorporated herein by reference).

10.5

Lease agreement dated as of November 26, 2004 between Ronan O’Caoimh, Jonathon O’Connell and Jim Walsh with Trinity Biotech plc in respect of warehouse premises in Bray, County Wicklow, Ireland (included as Exhibit 4b.2 to our Annual Report on Form 20-F filed March 31 2006 and incorporated herein by reference).

10.6

Lease agreement dated as of December 20, 2007 between Ronan O’Caoimh and Jim Walsh with Trinity Biotech Manufacturing Limited in respect of warehouse premises in Bray, County Wicklow, Ireland (included as Exhibit 4.13 to our Annual Report on Form 20-F filed on March 25, 2015 and incorporated herein by reference).

10.7	CDC Non-Exclusive Patent License Agreement dated as of May 22, 2012 (included as Exhibit 4.19 to our Annual Report on Form 20-F filed on March 25, 2015 and incorporated herein by reference).
10.8

Inverness Medical Innovations, Inc. Patent License Agreement renewal dated as of August 3, 2006 (included as Exhibit 4.21 to our Annual Report on Form 20-F filed on March 25, 2015 and incorporated herein by reference).

10.9

National Institute of Health Non-Exclusive Patent License Agreement dated as of December 17, 1999 (included as Exhibit 4.22 to our Annual Report on Form 20-F filed on March 25, 2015 and incorporated herein by reference).

10.10.1#	Sixth Amended and Restated Credit Agreement and Guaranty, dated as of August 7, 2025 (included as Exhibit 99.2 to our Report on Form 6-K filed on August 12, 2025 and incorporated herein by reference).
10.10.2#

First Amendment to Credit Agreement, dated as of October 16, 2025, by and among Trinity Biotech, Inc., Clark Laboratories, Inc., Biopool U.S., Inc., Primus Corporation, Mardx Diagnostics, Inc. and Immco Diagnostics, Inc. as borrowers, Trinity Biotech PLC and certain of its subsidiaries as guarantors and Perceptive Credit Holdings III, LP, as Administrative Agent (included as Exhibit 99.2 to our Report on Form 6-K filed on October 23, 2025 and incorporated herein by reference).

10.10.3 #

Second Amendment to Credit Agreement, dated as of December 22, 2025, by and among Trinity Biotech, Inc., Clark Laboratories, Inc., Biopool U.S., Inc., Primus Corporation, Mardx Diagnostics, Inc. and Immco Diagnostics, Inc. as borrowers, Trinity Biotech PLC and certain of its Subsidiaries as guarantors and Perceptive Credit Holdings III, LP, as Administrative Agent (included as Exhibit 99.1 to our Report on Form 6-K filed on December 23, 2025 and incorporated herein by reference).

10.11.1

Warrant to purchase American Depositary Shares of Trinity Biotech plc, dated January 27, 2022 (included as Exhibit 4.11 to our Annual Report on Form 20-F filed on April 30, 2024 and incorporated herein by reference).

10.11.2

First Amendment to Warrant Certificate to purchase American Depositary Shares of Trinity Biotech plc dated February 21, 2023 (included as Exhibit 4.12.1 to our Report on Form 6-K filed on February 22, 2023 and incorporated herein by reference).

10.11.3

Second Amendment to Warrant to purchase American Depositary Shares of Trinity Biotech plc dated January 30, 2024 (included as Exhibit 4.13 to our Annual Report on Form 20-F filed on May 16, 2025 and incorporated herein by reference).

10.11.4

Third Amendment to Warrant to purchase American Depositary Shares of Trinity Biotech plc dated December 23, 2024 (included as Exhibit 4.14 to our Annual Report on Form 20-F filed on May 16, 2025 and incorporated herein by reference).

10.12.1

Warrant to purchase American Depositary Shares of Trinity Biotech plc, dated January 30, 2024 (included as Exhibit 4.20 to our Annual Report on Form 20-F filed on April 30, 2024 and incorporated herein by reference).

10.12.2

First Amendment to Warrant to purchase American Depositary Shares of Trinity Biotech plc dated December 23, 2024 (included as Exhibit 4.23 to our Annual Report on Form 20-F filed on May 16, 2025 and incorporated herein by reference).

10.13

Warrant to purchase American Depositary Shares of Trinity Biotech plc, dated December 23, 2024 (of Perceptive Credit Holdings III, LP) (included as Exhibit 4.24 to our Annual Report on Form 20-F filed on May 16, 2025 and incorporated herein by reference).

10.14

Warrant to purchase American Depositary Shares of Trinity Biotech plc, dated December 23, 2024 (of Perceptive Credit Holdings II, LP) (included as Exhibit 4.25 to our Annual Report on Form 20-F filed on May 16, 2025 and incorporated herein by reference).

10.15

Warrant to purchase American Depositary Shares of Trinity Biotech plc, dated August 7, 2025 (included as Exhibit 99.3 to our Report on Form 6-K filed on August 12, 2025 and incorporated herein by reference).

10.16	Convertible Loan Note (included as Exhibit 99.3 to our Report on Form 6-K filed on April 11, 2022 and incorporated herein by reference)
10.17†

Transition Agreement, dated as of December 20, 2023, among Bayer Healthcare LLC, WaveForm Technologies, Inc. and TRIB Biosensors Inc. (included as Exhibit 4.17 to our Annual Report on Form 20-F filed on April 30, 2024 and incorporated herein by reference).

10.18

Senior Convertible Note, dated as of December 22, 2025, by and among Trinity Biotech PLC, certain of its subsidiaries and Perceptive Credit Holdings III, LP (included as Exhibit 99.2 to our Report on Form 6-K filed on December 23, 2025 and incorporated herein by reference).

10.19.1

Conversion Rights Agreement, dated as of December 22, 2025, by and among Trinity Biotech PLC, TRIB Biosensors Inc. and Perceptive Credit Holdings II, L.P (included as Exhibit 99.3 to our Report on Form 6-K filed on December 23, 2025 and incorporated herein by reference).

10.9.2

Amendment No. 1 to Conversion Rights Agreement, dated as of April 30, 2026, among Trinity Biotech PLC, TRIB Biosensors Inc. and Perceptive Credit Holdings II, L.P.(included as Exhibit 4.20.2 to our Annual Report on Form 20-F filed on April 30, 2026 and incorporated herein by reference).

10.20

Registration Rights Agreement, dated as of December 22, 2025, by and among Trinity Biotech PLC, Perceptive Credit Holdings III, L.P. and Perceptive Credit Holdings II, L.P (included as Exhibit 99.4 to our Report on Form 6-K filed on December 23, 2025 and incorporated herein by reference).

10.21#

Standby Equity Purchase Agreement between the Company and the Investor, dated February 24, 2026 (included as Exhibit 99.1 to our Report on Form 6-K filed on February 25, 2026 and incorporated herein by reference).

21.1	List of significant subsidiaries of Trinity Biotech plc. (included as Exhibit 8.1 to our Annual Report on Form 20-F filed on April 30, 2026 and incorporated herein by reference).
23.1	Consent of Grant Thornton, independent registered public accounting firm.
23.3	Consent of Matheson LLP, Irish legal counsel to the registrant (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
107	Filing Fee Table

†Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

#Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in County Wicklow, Ireland, on June 4, 2026.

TRINITY BIOTECH PLC

By:	/s/ John Gillard
John Gillard Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below on June 4, 2026 by or on behalf of the following persons in the capacities indicated.

Signature	Title

/s/ John Gillard	Chief Executive Officer (Principal Executive Officer), Company Secretary and Director
John Gillard

*	Interim Chief Financial Officer (Principal Financing and Accounting Officer)
Paul Murphy

*	Director
Paul Tivnan

*	Director
Ronan O’Caoimh

*	Director
Andrew Omidvar

By:	/s/ John Gillard
John Gillard, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Post Effective Amendment No. 1 to the registration statement on June 4, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director